SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
000-20720
(Commission File Number)
10275 Science Center Drive,
San Diego, California
(Address of principal executive offices)
(858) 550-7500
(Registrant’s telephone number, including area code)
77-0160744
(I.R.S. Employer Identification No.)
92121-1117
(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into A Material Definitive Agreement.
ITEM 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT 99.1

ITEM 1.01. Entry Into A Material Definitive Agreement.
     On June 28, 2006 Ligand Pharmaceuticals Incorporation (“Ligand” or the “Company”) entered into an agreement to settle the securities class action litigation filed in the United States District Court for the Southern District of California against the Company and certain of its directors and officers. In addition, the Company also reached agreement to settle the shareholder derivative actions filed by certain shareholders on behalf of the Company in the Superior Court of California and the United States District Court for the Southern District of California.
     The settlements, which are subject to approval of the applicable courts, resolve all claims by the parties, including those asserted against Ligand and the individual defendants in these cases. Under the agreements, in exchange for a release of all claims, the Company will pay a total of $12.15 million in cash. The settlement amounts and a portion of the Company’s total legal expenses will be funded by the Company’s insurance carrier while the remainder of the Company’s legal fees incurred will be paid by the Company. As part of the settlement of the state derivative action, the Company agreed to adopt certain corporate governance enhancements . Neither the Company nor any of its current or former directors or officers made any admission of liability or wrongdoing in connection with the settlements. The related investigation by the Securities and Exchange Commission is ongoing and is not affected by the settlements discussed above.
ITEM 9.01 Financial Statements And Exhibits
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of the Company dated June 29, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 29, 2006	By:	/s/ Warner R. Broaddus
	Name:	Warner R. Broaddus
	Title:	Vice President, General Counsel & Secretary